EXHIBIT 4.1


                                    VIDEOLABS
                                STOCK OPTION PLAN

                                   ARTICLE I.
                            ESTABLISMENT AND PURPOSE

1.1 Establishment. VideoLabs (the "Company") hereby establishes a plan providing for long term stock based compensation incentive awards for the performance by certain eligible individuals of services for the Company. This plan shall be known as the VideoLabs Stock Option Plan (the Plan").

1.2 Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by enabling the Company to attract and retain persons of ability to perform services for the Company by providing an incentive to such persons through equity participation in the Company and by rewarding such persons who contribute to the achievement by the Company of its economic objectives.

                                   ARTICLE II.
                                   DEFINITIONS

The following terms shall have the meanings set forth below, unless the context clearly otherwise requires:

2.1 "Board" means the Board of Directors of the Company.

2.2 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.3 "Committee" means the persons administering the Plan, as provided in Section
3.1 of the plan.

2.4 "Common Stock" means the Common Stock of the Company, par value $.O1 per share.

2.5 "Disability" means the permanent and total disability of the Participant as defined in the Code Section 22(e)(3).

2.6 "Eligible Recipient" means full-time employee including, without limitation, officers and directors who are also employees of the Company, upon whose judgement, incentive, and efforts the Company, has or will become dependant for the successful conduct of its business.

2.7 "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

2.8 "Fair Market Value" means, with respect to Common Stock, as of any date:

      (a) if the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the NASDAQ National Market System, then the reported sale price of the Common Stock on such exchange or by the NASDAQ National Market System as of the nearest day preceding such date. (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or

      (b) if the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the NASDAQ National Market Systems, and bid an asked prices therefore in the over-the-counter market are reported by the NASDAQ system or the National Quotation Bureau, Inc. (or any comparable reporting service), then the average of the closing bid and asked prices as of the nearest day preceding such date, as so reported by the NASDAQ System, or, if not so reported thereon, as reported by the National Quotation Bureau, Inc. (or such comparable reporting service); or

      (c) if the Common Stock is not listed or admitted to an unlisted trading privilege or reported on the NASDAQ National Market System, and such bid and asked prices are not so reported, the net book value of a share of Common Stock as of the most recently completed calendar quarter as determined by the independent certified public accounting firm then servicing the books of the Company.

2.9 "Incentive Stock Option", "ISO" or "Option" means a right to purchase Common Stock granted to a participant pursuant to Article VI of the Plan that qualifies as an Incentive Stock Option within the meaning of Section 422 of the Code.

2.10 "Participant" means an eligible recipient selected by the Committee from time to time during the term of the Plan to receive one or more of the Options under the Plan.

2.11 "Previously Acquired Shares" means shares of Common Stock that are already owned by the Participant or shares of Common Stock that are to be acquired by the Participant pursuant to the exercise of an option.

2.12 "Retirement" means the retirement of the Participant pursuant to and in accordance with the regular retirement/pension plan or practice of the Company then covering the Participant.

2.13 Securities Act" means the Securities Act of 1933 as amended.

2.14 "Tax Date" means the date any withholding tax obligation arises under the Code for a Participant with respect to an Option.

                                  ARTICLE III.
                               PLAN ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Board or by a Committee of the Board consisting of not less than two persons; provided, however, that from and after the date on which the Company first registers the class of its equities securities under Section 12 of the Exchange Act, the Plan shall he administered by the Board, majority of the Board and a majority of whom acting on any matter until such Plan shall be "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act, or by a Committee solely of not fewer than three members of the Board who are such "disinterested persons". Members of such a Committee, if established, shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice of the Board. A majority of such Committee shall constitute a quorum, and the act of a majority of a quorum shall constitute an act of such Committee. Action of such a Committee may be taken without a meeting of unanimous written consent to such action is given. A member of the Committee may attend meetings in person or by means of telephone or other electronic communication whereby all Committee members in attendance can simultaneously hear each other. Any such Committee shall keep minutes of its meetings or actions by written consent and shall provide copies thereof to the Board to be kept with the corporate records of the Company. As used in this Plan, the term "Committee" will refer either to the Board or to such a Committee, if established.

3.2 Authority of the Committee.

      (a) In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine the following:

      (i) The eligible recipients who shall be selected as Participants;

      (ii) The nature and extent of the Options to be made to each Participant (including the numbers of shares of Common Stock to be subject to each Option, the exercise price and the manner in which Options will become exercisable);

      (iii) The time or times when Options will be granted;

      (iv) The duration of each Option;

      (v) The restrictions and other conditions to which the exercise of Options shall be subject; and

      (vi) Such other provisions of the Options as the Committee may deem necessary or desirable and as consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with the Participants which shall evidence the particular terms, conditions, rights, and duties of the Company and the Participants with respect to the Options granted pursuant to the Plan, which agreements shall be consistent with the provisions of the Plan.

      (b) With the consent of the Participant affected thereby, the Committee may amend or modify the terms of any outstanding Options in any manner, provided that the amended or modified terms are permitted by the Plan as then in effect. Without limiting the generality of the foregoing, the Committee may, with the consent of the Participant affected thereby, modify the exercise price, number of shares or other terms and conditions of an Option, extend the term of an Option, accelerate the exerciseability of an Option, accept the surrender of any outstanding Option or, to the extent not previously exercised, authorize the grant of new Options in substitution for surrendered Options.

      (c) The Committee shall have the authority, subject to the provisions of the Plan, to establish, adopt, and revise such rules and regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Each determination, interpretation, or other action made or taken by the Committee pursuant to the provisions of the Plan shall be conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the stockholders of the Company, the Committee and each of its members, the directors, officers and employees of the Company, and the Participants and their respective successors and interests. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

                                   ARTICLE IV.
                            STOCK SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to an adjustment as provided in Section 4.3 below, the maximum number of shares of Common Stock that shall be reserved for issuance under the Plan shall be 200,000 shares. The maximum number of shares authorized may also be increased from time to time by approval of the Board, and, if required pursuant to Rule 16b-3 under the Exchange Act, Section 422 of the Code, or the rules of any exchange or the NASD, the stockholders of the Company.

4.2 Shares Available for Use. Shares of Common Stock that may be issued upon the exercise of Options shall be applied to reduce the maximum number of shares of Common Stock remaining available for use under the Plan. Any shares of Common Stock that are subject to an Option that lapses, expires or for any reason is terminated unexercised, shall automatically again become available for use under the Plan.

4.3 Adjustments. In the event of any reorganization, merger, consolidation, re-capitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering or divestiture, or any other change in the corporate structure of shares of the Company or any purchase, acquisition, sale or disposition or a significant amount of assets or a significant portion of the business, any extraordinary dividend or any other similar transaction, or any substitution by the Company of Options for, or assumption by the Company, of Options of any other corporation, the Committee shall make appropriate adjustment as to the number and kind of securities subject and reserved under the Plan, and, in order to prevent dilution or enlargement of the rights of the Participants, the number, kind and exercise price of the securities subject to outstanding Options.

                                   ARTICLE V.
                                  PARTICIPATION

Participants in the Plan shall be those eligible recipients who, in the judgment of the Committee, have performed, are performing, or during the term of the Option will perform, vital services in the management, operation, or development of the Company and are significantly contributing or are expected to significantly contribute to the achievement of the corporation's economic objectives. Participants may be granted from time to time one or more Options, as may be determined by the Committee in its sole discretion. The number, type, terms and conditions of Options granted to various Participants need not be uniform, consistent or in accordance with any plan, whether or not such participants are similarly situated. Upon determination by the Committee that an Option is to be granted to a Participant, written notice shall be given such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall enter into an agreement with the Company, in such form as the Company shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Options shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of the related agreement with the Participant.

                                   ARTICLE VI.
                                  STOCK OPTIONS

6.1 Granting. A Participant may be granted one or more Options under the Plan, and such Options shall be subject to the terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in it's sole discretion.

6.2 Exercise. An Option shall become exercisable at such times and such installments, if any, as shall be determined by the Committee at the time the Option is granted. Unless otherwise determined by the Committee at or after its date of grant, no Options shall be exercisable prior to six (6) months from its late of grant. Upon completion of its exercise period, an Option, to the extent not exercised, shall expire.

6.3 Exercise Price. The per share price to be paid by the participant at the time of an Incentive Stock Option is exercised shall be determined by the Committee, in its discretion, at the date of grant and shall be set forth in the Option Agreement; provided, however, that such price shall not be less than (i) 100% of the fair market value of one share of Common Stock on the date the Option is granted; or (ii) 110% of the fair market value of one share of Common Stock on the date the Option is granted if, at the time the Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all the classes of stock of the Company as determined pursuant to Section 422 of the Code.

6.4 Duration. The period during which an Option may be exercised shall be fixed by the Committee in it's sole discretion at such time the Option is granted; provided, however, that in no event shall such period exceed ten years from its date of grant, or, in the case of a Participant who owns, directly or indirectly more than 10% of the total combined voting power of all the classes of stock of the Company as determined pursuant to Section 422 of the Code, five years from its date of grant.

6.5 Manner of Option Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained herein and in the agreement evidencing such Option, by delivery, in person or through certified or registered mail, of written notice of exercise to the Company at its principal executive offices, and by paying in full the total option exercise price for the shares of Common Stock to be purchased. Such notice of exercise shall be in the form satisfactory to the Committee and shall specify the particular option that is being exercised and the number of shares with respect to which the Option is being exercised. Subject to compliance with the provisions of Section 10.1 of the Plan, the exercise of the Option shall be deemed effective upon receipt by the Company's corporate secretary of such notice of exercise and payment complying with the terms of the Plan and agreement evidencing the Option. As soon as practice after the effective exercise of the Option, the Participant shall be recorded oil the stock transfer books of the Company as the owner of the shares purchased, and the Company shall deliver to the Participant one or more duly issued stock certificates evidencing such ownership. If a Participant exercises any Option with respect to some, but not all, of the shares of Common Stock subject to such Option, the right to exercise such Option with respect to the remaining shares shall continue until it expires or terminates in accordance with the terms. No Option shall be exercisable except in whole shares.

6.6 Payment of the Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option shall be paid entirely in cash, including check, bank draft, or money order.

6.7 Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by an Option until the Participant shall have become the holder of record of such shares, and no adjustments shall be made for the dividends or other distributions or other rights as to which there is a record date proceeding the date the Participant becomes a holder of record of such shares, except as the Committee may determine pursuant to Section 4.3 of the Plan.

6.8 Disposition of Common Stock Acquired pursuant to the Exercise and Incentive Stock Options. Prior to making a disposition (as defined in Section 425 of the Code) of any shares of the Common Stock pursuant to the exercise of an Option granted under the Plan before the expiration of two years after its date of grant or before the expiration of one year after its date of exercise the Participant shall send written notice to the Company of the proposed date of such disposition, the number of shares to be disposed of' the amount of proceeds to be received from such disposition and any other information relating to such disposition that the Company may reasonably request. The right of a Participant to make any such disposition shall be conditioned on the receipt by the Company of all amounts necessary to satisfy any federal, state or local withholding and employment related tax requirements attributable to such disposition. The Committee shall have the right, in it's sole discretion, to endorse the certificates representing such shares with a legend restricting transfer until such time as the Company receives the amounts necessary to satisfy such withholding and employment related tax requirements or until the later of the expiration of two years from its date of grant or one year from its date of exercise.

                                  ARTICLE VII.
                                  CASH BONUSES

In connection with any grant of an Option or any time thereafter, the Committee may, in it's sole discretion, grant a cash bonus to Participant in connection with the grant and/or exercise on Option. The determination of whether to grant such a cash bonus, the nature and amount of any such cash bonus and the terms and conditions of such cash bonus shall be within the sole discretion of the Committee.

                                  ARTICLE VIII.
                 EFFECT OF TERMINATION OF EMPLOYMENT ON OPTIONS

8.1 Termination of Employment due to Death, Disability or Retirement. In the event a Participant's employment with the Company is terminated by reason of the Participant's death, disability or retirement, all outstanding Options then held by the Participant shall become immediately exercisable in full and remain exercisable for a period of three months, with respect to termination by reason of retirement, and one year with respect to termination by reason of death or disability; provided, however, that Options may not he exercised after the expiration date of such Option.

8.2 Termination of Employment for Reasons Other Than Death, Disability or Retirement.

      (a) Except as otherwise provided in Section 8.3 or Article 11 of the Plan, in the event that a Participant's employment by the Company is terminated for any reason other than the Participant's death, disability or retirement, all rights of the Participant under the Plan and any agreements evidencing an Option shall immediately terminate without notice of any kind, and no Options then held by the Participant shall thereafter be exercisable; provided, however, that if such termination is due to any reason other than termination by the Company for "Cause", all outstanding Options then held by such Participant shall remain exercisable to the extent exercisable as of such termination for a period of three months after such termination but in no event after the expiration of any such Option.

      (b) For the purposes of this Section 8.2, "Cause" shall be defined as (i) dishonesty, fraud, misrepresentation, embezzlement or material or deliberate injury or attempted injury, in each case related to the Company, (ii) any unlawful or criminal activity of a serious nature, (iii) any willful breach of duty, habitual neglect of duty or unreasonable job performance, or (iv) any material breach of a confidentiality or upon-compete agreement entered into with the Company.

8.3 Modification of Rights Upon Termination. Not withstanding the provisions of this Article VIII, upon a Participants termination of employment by the Company, the Committee, may, in it's sole discretion, cause Options then held by such Participant to become exercisable in the manner determined by the Committee.

8.4 Date of Employment Termination. For purposes of this Plan, a Participant's employment or service shall be deemed to have terminated on the effective date of such termination as determined in accordance with the standard practices of the Company; provided, however, that following a change in control of the Company, such date of termination shall be no earlier than the last day of the pay period covered by the Participant's final pay check.

                                   ARTICLE IX.
                 RIGHTS OF ELIGIBLE PARTICIPANTS AND RECIPIENTS

9.1 Employment. Nothing in the Plan or in any agreement evidencing an Option shall expressly or implied interfere with or limit in any way the right of the Company to terminate the employment of any eligible recipient or Participant at any time, nor confer upon any eligible recipient or Participant any right to continue in the employ or service of the Company for any particularly period of time, in any particularly capacity or at any particular level in compensation.

9.2 Non-transferability. No right or interest of any Participant in an Option prior to its exercise shall be assignable or transferable or subject to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, including without limitation, execution, levy, garnishment, attachment, pledge, divorce or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in the Option shall be transferable by testamentary will or the laws descendant distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participants legal representatives, heirs or legatees. If, in the opinion of the Committee, a person entitled to payments or exercise rights with respect to the Plan is disabled from caring for such person's affairs because of mental condition or physical condition, payment due such person may be made to, in such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

9.3 Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to amend, modify or rescind any previously approved compensation plans or programs entered into by the Company. The Plan will be construed to be in addition to any and all such other plans or programs. Neither the adoption of the plan nor the submission of the Plan to the stockholders of the Company for approval will be construed as creating any limitations on the power of authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

                                   ARTICLE X.
                    SHARE ISSUANCE AND TRANSFER RESTRICTIONS

10.1 Share Issuances. Notwithstanding any other provision of the Plan or any agreements entered into pursuant hereto, the Company shall not be required to issue any certificate for shares of Common Stock under this Plan unless of the following conditions have been fulfilled:

      (a) There shall be in effect with respect to such shares a registration statement under the Securities Act and any applicable state laws or, if the Committee has determined not to so register the shares of Common Stock to be issued under the Plan, exemptions from registration under the Securities Act and applicable state securities laws shall be available for such issuance and there shall have heel) received from the Participant or the Participant's heirs and legal representatives, any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions; and

      (b) There shall have been obtained any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in it's sole discretion upon advise of counsel, deem necessary or advisable.

10.2 Share Transfers. Shares of Common Stock issued under the Plan may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of, whether voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, except pursuant to the registration under the Securities Act and applicable state securities laws or pursuant to exemptions from such registrations. The Company may condition the sale, assignment, transfer, pledge, encumbrance or other disposition of such shares not issued pursuant to and effect in current registration statement and under the Securities Act and all applicable state securities laws on the receipt from the party to whom the shares of Common Stock are to be transferred of any representations or agreements requested by the Company to permit such transfer to be made pursuant to exemptions from registration under the Securities Act and applicable state securities laws.

10.3 Legends. Unless a registration statement under the Securities Act is in effect with respect to the issuance or transfer of shares of Common Stock under the Plan, each certificate representing any such shares shall be endorsed with a legend in substantially the following form: unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

      THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR

UNDER APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, INCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

Additionally, the Committee, in its sole discretion, may endorse certificates representing shares issued pursuant to the exercise of Incentive Stock Options with a legend in substantially the following form:

THE SALE, TRANSFER, ENCUMBRANCE, HYPOTHECATION, GIFT OR OTHER DISPOSITION OR ALIENATION OF SUCH SHARES OR ANY INTEREST THEREIN THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED, HYPOTHECATED, OR OTHERWISE DISPOSED OF ON OR BEFORE THE LATER OF THE ONE YEAR OR TWO YEAR INCENTIVE STOCK OPTION HOLDING PERIODS WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                                   ARTICLE XI.
                                CHANGING CONTROL

11.1 Definition. For the purposes of Article XI, "Change in Control" means any one or more of the following events:

      (a) The sale, lease, exchange or other transfer of all or substantially all of the assets or business of the Company in one transaction or in a series of related transactions) to any person within the meaning of Section 14(d) of the Exchange Act;

      (b) The approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

      (c) A change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act.

11.2 Acceleration of Vesting. If a Change in Control of the Company shall occur, then, without any further action by the Committee or the Board, all outstanding Options shall become immediately exercisable in full and shall remain exercisable during the remaining term thereof, regardless of whether the Participants to whom such Options have been granted remain employed by the Company.

11.3 Cash Payment for Options. If a Change in Control of the Company shall occur, then the Committee, in its sole discretion, and without the consent of any Participant effected thereby, may determine that some or all Participants holding outstanding Options shall receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such Changing in Control of the Company over the exercise price per share of such Options.

                                  ARTICLE XII.
                                RIGHT TO WITHHOLD

12.1 General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts which may be due and owning from the Participant to the Company),or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment related tax requirements attributable to the grant or exercise of an Option.

                                  ARTICLE XIII.
                     AMENDMENT, MODIFICATION AND TERMINATION

13.1 Board Authority. The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options under the Plan shall conform to any changes and applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective, without the approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or any successive rule or
Section 422A of the Code. No termination, suspension or amendment of the Plan shall alter or impair any outstanding Options without the consent of the Participant effected thereby; provided, however, that this sentence shall not impair the right of the Committee to take whatever action it deems appropriate under Section 4.3 or Article 11 of the Plan.

                                  ARTICLE XIV.
                           EFFECTIVE DATE OF THE PLAN

14.1 The Plan is effective as of April 23, 1993, the date it was adopted by the Board, subject to the approval of the stockholders of the Company; provided, however, that if the approval is not received by the stockholders of the Company within twelve (12) months of the foregoing effective date of the Plan, then no Option shall be issued under the Plan.

14.2 Duration of the Plan. The Plan shall terminate at midnight local Minneapolis, Minnesota time on April 22, 2003 and may be terminated by Board action, and no Options shall be granted after such termination. Notwithstanding the foregoing, no Options shall he granted after the expiration of ten (10) years from the earlier of the date of adoption of the Plan or the date of stockholder approval. Options outstanding at Plan termination may continue to be exercised in accordance with their terms.

                                   ARTICLE XV.
                                  MISCELLANEOUS

15.1 Construction and Headings. The use of a masculine gender herein shall also include within its meaning the feminine, and the singular may include the plural and the plural may include the singular, unless the context clearly indicates to the contrary. The headings of the articles, sections and their subparts are for the convenience of reading only and are not meant to be of substantive significance and shall not add or detract from the meaning of such articles, sections or sub-part.

15.2 Expenses of Administration. All expenses of administrating the Plan shall be borne by the Company.

15.3 Public Policy. No person shall have any claim or right to receive if an Option if, in the opinion of counsel to the Company, such receipt conflicts with law or is opposed to governmental or public policy.

15.4 Governing Law. The place of administration of the Plan shall he conclusively deemed to be within the State of Minnesota, and rights and obligations of any and all persons having claim to or claiming to have an interest herein or hereunder under any Option agreement shall be governed and construed exclusively in solely in accordance with the laws of the State of Minnesota. The parties agree to the jurisdiction of the state and federal courts of Minnesota with respect to matters relating to the Plan and agree not to raise or assert the defense that such forum is not convenient for such party.

15.5 Successors and Assigns. This Plan shall be binding upon and inure to the benefit of successors and permitted assigns of the Company including, without limitation, whether by way of merger, consolidation, operation of law, assignment or purchase or other acquisition of substantially all assets or business of the Company and any and all such successors shall absolutely and unconditionally assume all of the Company's obligations hereunder.

15.6 Survival of Provisions. The rights remedies, agreements, obligations and covenants of the parties contained in or made pursuant to the Plan, any agreement evidencing an Option and any other notices or agreements in connection therewith, including, without limitation, any notice of exercise of an Option, shall survive the execution and delivery of such notices and agreements and the exercise of any Option, the payment of the Option exercise price and the delivery and receipt of the Option shares, and shall remain in full force and effect.


                                       VideoLabs, Inc.

                                       By /s/ Ward Johnson

                                       Its: President